SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2007

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2007, the Company’s Board of Directors elected Ms. Susan R. Nowakowski to the Board. The appointment became effective as of December 10, 2007. Ms. Nowakowski was appointed to the Board’s Audit & Finance Committee and will stand for election in 2009. There are no arrangements or understandings between Ms. Nowakowski and any other persons pursuant to which Ms. Nowakowski was selected as a director and there are no transactions in which Ms. Nowakowski has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Nowakowski is currently the Chief Executive Officer of AMN Healthcare, Inc. She joined AMN Healthcare in 1990 and has been a director since September 2003. She serves as a member of AMN Healthcare’s Executive Committee and has been AMN Healthcare’s President since May 2003 and the Chief Executive Officer since May 2005. Ms. Nowakowski also served as AMN Healthcare’s Chief Operating Officer from December 2000 through May 2003; as Secretary from October 2001 through May 2003; as Executive Vice President from January 2002 through May 2003; and as AMN Healthcare’s Senior Vice President of Business Development from September 1998 to December 2000. Following AMN Healthcare’s acquisition of Medical Express, Inc., she was additionally appointed President of Medical Express, Inc. in April 1999. She also served as AMN Healthcare’s Chief Financial Officer and Vice President of Business Development from 1990 to 1993 and 1993 to 1998, respectively. Prior to joining AMN Healthcare, Ms. Nowakowski worked as a financial analyst at a subsidiary of Eli Lilly & Co. and as the finance manager of BioVest Partners, a venture capital firm. Ms Nowakowski served on the board of Playtex Products, Inc. from 2001 until October, 2007, when they were sold to Energizer Holdings, serving as chair of the Audit & Finance Committee from February 2006.

Item 8.01 – Other Events

On December 12, 2007, Beckman Coulter issued the press release attached as Exhibit 99.1 to this report announcing the election of Ms. Susan Nowakowski to the Company’s Board of Directors.

Item 9.01 – Financial Statements and Exhibits

Exhibit 99.1 – Press Release dated December 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2007

BECKMAN COULTER, INC.

By:	/s/ Jack E. Sorokin

Name: Jack E. Sorokin
Title: Deputy General Counsel

EXHIBIT INDEX

Exhibits

99.1	Press Release Dated December 12, 2007